Exhibit 99.1

  HITTITE MICROWAVE CORPORATION REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER
                                     OF 2006

    CHELMSFORD, Mass., Oct. 26 /PRNewswire-FirstCall/ -- Hittite Microwave Corporation (Nasdaq: HITT) today reported revenue for the third quarter ended September 30, 2006 of $34.6 million, representing an increase of 63.5% compared with $21.2 million for the third quarter of 2005 and an increase of 7.0% compared with $32.4 million for the second quarter of 2006. Net income for the quarter was $11.6 million, or $0.37 per diluted share, an increase of 132.2% compared with $5.0 million, or $0.17 per diluted share, for the third quarter of 2005, and an increase of 13.6% compared with $10.2 million, or $0.33 per diluted share, for the second quarter of 2006.

    "We are pleased with our third quarter results," said Stephen Daly, Chairman and CEO. "Favorable market conditions and product mix allowed us to deliver strong results. Our engineering team remains focused on developing innovative new products for our diverse customer base. During the quarter we launched 20 new products, including a novel family of integrated receiver ICs which operate between 7 and 16 GHz. These products will support a wide range of applications, including the large back haul radio link market."

    For the third quarter 2006, revenue from customers in the United States was $13.9 million, or 40% of the company's total revenue, and revenue from customers outside the United States was $20.7 million, or 60% of total revenue. Gross margin was 73.5% for the third quarter compared with 69.5% for the prior year's quarter and compared with 73.5% for the second quarter of 2006. Operating income for the third quarter was $17.1 million, or 49.3% of revenue. Net income for the third quarter of 2006 reflects equity-based compensation expense of $742,000, or $479,000 after tax, primarily due to the implementation of Statement of Financial Accounting Standards No.123( R ). The company's equity-based compensation expense for 2005 was not material, as FAS 123( R ) was not effective for the company until January 1, 2006. Total cash and investments at the end of the third quarter 2006 was $105.7 million, an increase for the quarter of $15.7 million, including $1.5 million from the exercise of employee stock options.

    Business Outlook

    The company currently expects revenue for the fourth quarter ending December 31, 2006 to be in the range of $34.0 million to $35.0 million and net income to be in the range of $10.4 million to $10.8 million, or $0.33 to $0.34 per diluted share, including equity-based compensation expense.

    Webcast and Taped Replay

    The company will host a conference call to discuss its financial results at 5:00 p.m. ET today. A live webcast of the call will be available online on the Hittite Microwave website. To listen to the live webcast, go to the Investor Relations page of the Hittite Microwave web site at www.hittite.com and click on the webcast icon located under the Events Calendar. A telephonic replay of the call also will be available for one week after the live call by dialing (719) 457-0820, access code 7157448. Following the call, a webcast replay will also be available by visiting the Investor Relations page at www.hittite.com.

    About Hittite Microwave Corporation

    Hittite Microwave is an innovative designer and developer of high performance integrated circuits, or ICs, modules and subsystems for technically demanding radio frequency, or RF, microwave and millimeterwave applications. Products include amplifiers, attenuators, data converters, frequency dividers and detectors, frequency multipliers, mixers and converters, modulators, oscillators, phase shifters, power detectors, sensors, switches and synthesizers. Hittite's products are used in a variety of applications and end markets including automotive, broadband, cellular infrastructure, fiber optic, microwave and millimeterwave communications, military, space, and test and measurement. The company utilizes radio frequency integrated circuits (RFIC), monolithic microwave integrated circuits (MMIC), multi-chip modules (MCM) and microwave integrated circuit (MIC) technologies. The company is headquartered in Chelmsford, MA.

    "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995

    Statements in this press release regarding Hittite Microwave Corporation that do not relate to historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements regarding our expectations as to future levels of revenue, net income and earnings per share. Readers are cautioned that these forward-looking statements are subject to risks and uncertainties and are only predictions, and actual future events and results may differ materially from these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: market acceptance of our new products; our ability to assess market requirements accurately; our success in maintaining the business of our significant customers; our ability to keep pace with new semiconductor processes; regulatory, operational, financial and political risks inherent in operating internationally; competition within the semiconductor industry; product returns and warranty claims; our ability to manage our growth and costs effectively; protection of our intellectual property; the growth and fiscal strength of our end markets; and other risks and uncertainties that are discussed under "Risk Factors" in our Annual Report on Form 10-K for 2005 and in our Quarterly Reports on Form 10-Q for the three months ended March 31 and June 30, 2006, as filed with the Securities and Exchange Commission.

Hittite Microwave Corporation
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

                                           September 30,    December 31,
                                               2006            2005
                                           -------------   -------------
Assets
Current assets:
   Cash and cash equivalents               $      92,470   $      40,559
   Available-for-sale investments                 13,204          22,082
   Accounts receivable, net                       20,356           9,789
   Inventories                                    10,315           4,876
   Deferred costs                                    432             284
   Prepaid expenses and other current
    assets                                         1,079             612
   Deferred taxes                                  2,971           2,238
      Total current assets                       140,827          80,440
Property and equipment, net                       13,757          13,417
Other assets                                         435             540
      Total assets                         $     155,019   $      94,397

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                        $       1,787   $       1,290
   Accrued expenses                                5,651           3,766
   Income taxes payable                              142           1,241
   Deferred revenue and customer
    advances                                       6,572           3,015
   Current portion of long-term debt                   -             366
      Total current liabilities                   14,152           9,678
Long-term debt                                         -             213
Deferred taxes                                     1,176           1,176
      Total liabilities                           15,328          11,067
      Total stockholders' equity                 139,691          83,330
      Total liabilities and
       stockholders' equity                $     155,019   $      94,397

Hittite Microwave Corporation
Condensed Consolidated Statements of Operations (unaudited)
(In thousands except per-share data)

                                         Three Months Ended           Nine Months Ended
                                            September 30,               September, 30
                                      ------------------------    ------------------------
                                         2006          2005          2006          2005
                                      ----------    ----------    ----------    ----------
Revenue                               $   34,638    $   21,186    $   94,872    $   57,949
Cost of revenue                            9,164         6,466        25,065        18,852
   Gross profit                           25,474        14,720        69,807        39,097
                                            73.5%         69.5%         73.6%         67.5%
Operating expenses:
   Research and development                3,836         2,727        11,587         7,649
   Selling and marketing                   2,845         1,855         8,136         6,302
   General and administrative              1,700           695         4,976         2,181
   In-process research and
    development                                -         1,778             -         1,778
      Total operating expenses             8,381         7,055        24,699        17,910
Income from operations                    17,093         7,665        45,108        21,187
                                            49.3%         36.2%         47.5%         36.6%

Interest and other income, net               875           332         2,177           636
Income before income taxes                17,968         7,997        47,285        21,823
Provision for income taxes                 6,365         2,879        16,649         7,858
Net income                                11,603         5,118        30,636        13,965
Accretion on redeemable
 convertible preferred stock                   -           120             -           944
Net income attributable to common
 stockholders                         $   11,603    $    4,998    $   30,636    $   13,021

Earnings per share attributable
 to common stockholders:
   Basic                              $     0.38    $     0.18    $     1.03    $     0.51
   Diluted                            $     0.37    $     0.17    $     0.99    $     0.47

Shares used in the calculation of
 earnings per share:
   Basic                                  30,183        26,908        29,691        23,914
   Diluted                                31,050        28,506        30,811        25,599

SOURCE  Hittite Microwave Corporation
    -0-                             10/26/2006
    /CONTACT: William W. Boecke, V.P. and Chief Financial Officer of Hittite Microwave Corporation, +1-978-250-3343/
    /Web Site:  http://www.hittite.com /